DULUTH HOLDINGS INC.
VOTING TRUST AGREEMENT

THIS VOTING TRUST AGREEMENT (the “Agreement”) is made and entered into as of November 1, 2021 by and among the individual named herein as the initial Trustee (such Trustee and his successors hereinafter referred to as the “Trustee”) of the Duluth Holdings Inc. Voting Trust as of the date hereof and the undersigned shareholder of Duluth Holdings Inc. (the “Transferor”).

W I T N E S S E T H:

WHEREAS, as of November 1, 2021, the Transferor is the owner of 3,364,200 shares of Class A Common Stock of Duluth Holdings Inc., a Wisconsin corporation, hereinafter referred to as the “Corporation”; and

WHEREAS, in order to ensure, among other things, that voting control of the Corporation reposes with persons who have knowledge about and expertise in business generally and the Corporation’s business in particular, the Transferor and Trustee have agreed to create a voting trust subject to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein set forth, the parties mutually covenant and agree as follows:

Article I Name of Voting Trust

This voting trust shall be known as the “Duluth Holdings Inc. Voting Trust” and is hereinafter sometimes referred to as the “Voting Trust.”

Article II Transfers to Trustee, Issuance of Trust Certificates
Transfer of Shares to Trust

.  Upon the execution of this Agreement, the Transferor shall assign and deliver to the Trustee all of the shares of “Voting Stock” (as defined in Section 10.1, below) owned by the Transferor as of the date hereof.  Thereafter, if during the existence of this Voting Trust, any holder of a Trust Certificate (other than the Transferor) shall acquire any additional shares of Voting Stock other than pursuant to Section 7.4(a) or 7.4(b), such Transferor or holder immediately shall deliver the same to the Trustee to be held pursuant to the terms of this Agreement, together with such endorsements or stock powers as the Trustee may request in order to obtain the issuance and registration of such shares in the name of the Trustee as Trustee of the Duluth Holdings Inc. Voting Trust.

Issuance of Trust Certificates

.  Upon receipt from the Transferor or a holder of a Trust Certificate of one or more certificates for shares of Voting Stock, in proper form and upon receipt from the Corporation (or any other issuer of Voting Stock) of one or more certificates for shares of Voting Stock issued with respect to any shares of Voting Stock subject to the Voting Trust, the Trustee shall issue to such Transferor, such holder, or other such person entitled thereto one or more Trust Certificates evidencing shares of beneficial interest in the Voting Trust equal to the number of shares of such Voting Stock received by the Trustee (the “Trust Certificates”).  Trust Certificates may, in the discretion of the Trustee, be issued in certificated or uncertificated form.  If a Trust Certificate is issued in certificated form, such Trust Certificate shall be in the form of Exhibit 2.2 attached hereto or such other form as the Trustee from time to time may approve and may be signed by, and shall be deemed to be validly issued if signed by the Trustee.  If a Trust Certificate is issued in uncertificated form, the Trustee shall, upon reasonable request of the Trust Certificate holder, provide such holder with a statement that includes the information set forth in Exhibit 2.2.  In addition, the Trustee, in his, her or its sole discretion, may issue new or additional Trust Certificates to the owners of shares of beneficial interest in the Voting Trust to reflect any change in the number of the “Subject Shares” (as defined in Section 10.2, below) or the proportionate interest of any owner of one or more shares of beneficial interest in the Voting Trust.

Records of Owners of Beneficial Interests

.  The Trustee shall keep correct and complete books and records of account relating to the Voting Trust, including a record containing the names and addresses of all persons who are owners of shares of beneficial interest in the Voting Trust and the number and class of shares each such owner has transferred to the Voting Trust and the dates when Trust Certificates were issued to such owners.  Such records shall initially be maintained at the principal office of the Corporation in Mt. Horeb, Wisconsin.  Such records may from time to time be maintained at such other place or places as the Trustee may select.

Article III Shares to be Held Subject to Agreement

The Trustee agrees to hold the Subject Shares in the Voting Trust in accordance with the terms and conditions of this Agreement solely for the benefit of the holders of the Trust Certificates.  The Trustee shall have only such rights and powers with respect to the Subject Shares as are expressly granted herein, and nothing contained herein shall be construed as granting to the Trustee, in his, her or its capacity as Trustee, any power to sell, pledge or otherwise dispose of or encumber the Subject Shares.

Article IV Voting of Shares
Voting Rights of Trustee

.  Subject to the provisions of this Article IV, during the term of this Agreement, the Trustee shall have and may exercise all voting rights with respect to the Subject Shares as fully and to the same extent as such rights could be exercised by the holders of the Trust Certificates if the Subject Shares were registered in the names of such holders, including, without limitation, the right to vote at all regular or special meetings of shareholders of the Corporation, in all elections of directors and upon all other matters with respect to which the shareholders of the Corporation are entitled to vote, and the right to take and to participate in informal actions of the shareholders of the Corporation, by execution of consent resolutions pursuant to §180.0704 of the Wisconsin Statutes, or otherwise.  The Trustee may, in his, her or its discretion, exercise such voting rights personally or may appoint one or more proxies to exercise such rights on their behalf to the extent such appointment is not considered a

“Transfer” under the Amended and Restated Articles of Incorporation of the Company, as may be amended from time to time (the “Articles”).  All of the Subject Shares shall be voted in a like manner.

4.2 Action of Trustee.  Without limiting the right of the Trustee to act by verbal agreement or consent, a writing executed by the Trustee shall be conclusively deemed to be the act of the Trustee and any third person dealing with the Voting Trust shall have the right to rely upon such writing unless such person shall have actual notice that the action referred to therein has been subsequently rescinded or revoked.

Rules and Regulations

.  The Trustee shall have the right and power to adopt from time to time rules and regulations not inconsistent with the provisions hereof relating to the administration of the Voting Trust.

Article V Trustee
Initial Trustee

.  The initial Trustee shall be Stephen L. Schlecht.

5.2 Successor Trustees.  Upon the resignation, Incapacity or death of the initial Trustee, the initial Trustee shall cease to be the Trustee and shall be succeeded by Richard W. Schlecht, who shall serve as the Trustee until his resignation, Incapacity or death.  Upon the resignation, Incapacity or death of Richard W. Schlecht, or in the event he is unwilling or unable to succeed the initial Trustee due to Incapacity, death or for any other reason, he shall be succeeded by John A. Dickens, who shall serve as Trustee until his resignation, Incapacity or death.  Upon the resignation, Incapacity or death of John A. Dickens, or in the event he is unwilling or unable to succeed Richard W. Schlecht due to death, Incapacity or for any other reason, the then President of the law firm of Godfrey & Kahn, S.C., Milwaukee, Wisconsin, or its successor, shall appoint a successor trustee; provided, however, such successor trustee shall be a professional in the business of providing trustee services, which includes a private professional fiduciary (including but not limited to an attorney), a trust company or a bank trust department.

Resignation, Incapacity or Death of Trustee

.  A Trustee may resign at any time by written notice given to the individual or entity that will serve as successor trustee or who shall appoint such successor trustee pursuant to Section 5.2 and shall cause copies of such notice to be given to the Corporation and those persons then shown on the records of the Voting Trust to be holders of outstanding Trust Certificates.  Unless it provides for a later effective date, such resignation shall be effective when delivered to the individual or entity that will serve as successor trustee or who shall appoint such successor trustee pursuant to Section 5.2.  If, and then at such time when, a Trustee becomes Incapacitated or dies, such individual shall cease to be a Trustee.

Compensation

.  The Trustee shall receive no compensation for his, her or its services hereunder but shall be entitled to reimbursement for out-of-pocket expenses reasonably incurred in connection with the performance of their duties.  The Trustee may, however, if approved by the “Requisite Vote” (as defined in Section 10.3, below), hereafter establish such compensation for the Trustee as the Trustee and the holders of Trust Certificates may consider appropriate under the circumstances.  Any out-of-pocket expenses or compensation which may hereafter be payable to any Trustee may be deducted pro rata from the dividends or other monies or properties subject to being distributed to the holders of Trust Certificates pursuant hereto.  If there are no funds available to make any such payments, the Trustee may vote the Subject Shares and otherwise use their best efforts to cause the Corporation to make distributions to permit such payments to be made.

Nonliability of Trustee

.  The interests of the Trustee hereunder shall be solely as Trustee of the Voting Trust and in such capacity the Trustee neither assumes nor shall have any liability for any purpose as a shareholder of the Corporation.  Except for liability resulting from his, her or its own gross negligence or willful misconduct, the Trustee shall not have any liability to the Voting Trust, any holder of a Trust Certificate or any other person for any conduct, act or omission hereunder and the Trustee shall be entitled to rely and to act upon the advice of his, her or its own legal counsel with respect to matters arising under this Agreement or actions taken by such Trustee pursuant hereto.  The Trustee shall be entitled to assume the validity and genuineness of any stock certificates deposited hereunder and of any notice, request, assignment, power of attorney, acknowledgment or other instrument or document relating hereto or executed and/or presented pursuant hereto as well as all endorsements and signatures thereon.

Conflicts of Interest

.  Nothing herein shall preclude the Trustee or any employer of the Trustee or any subsidiary or affiliate of any such employer from serving as a consultant or professional advisor of or to the Corporation or any other business enterprise or from engaging in any other transaction or establishing any other relationship with the Corporation or any other business or with any holder of a Trust Certificate, whether for compensation or otherwise.  The Trustee may, in his, her or its individual capacity, buy, sell, hold and deal in stock or other securities of the Corporation or Trust Certificates issued hereunder (subject to the provisions of this Agreement and any other agreement restricting the transferability thereof from time to time in effect) and, in his or her individual capacity or as Trustee, may vote for himself or herself as director and may participate in fixing the amount of his or her compensation for services rendered by him or her in such capacity.

5.7 Medical Information Regarding Trustee Capacity.  Acceptance of an appointment as Trustee hereunder shall be deemed a waiver of all provisions of law relating to the disclosure of confidential medical information, insofar as the disclosure is pertinent to his or her ability to act as Trustee.  If an individual Trustee fails to release medical information reasonably required by the person or entity that would serve as such individual Trustee’s successor trustee pursuant to Section 5.2 to establish his or her capacity, said Trustee shall be deemed to have resigned as Trustee.  If, after taking into consideration such medical information the person or entity that would serve as such individual Trustee’s successor trustee pursuant to Section 5.2 determines that such individual lacks the capacity to serve as a Trustee, the Trustee shall be deemed to have resigned as Trustee.

Article VI Dividends and Securities Offerings
Dividends

.  The Trustee shall collect and receive all dividends and rights to purchase or otherwise acquire stock which are granted with respect to the Subject Shares and shall divide them and distribute them to the holders of the Trust Certificates in proportion to the shares of beneficial interest in the Voting Trust owned by each.  The Trustee is authorized to direct the Corporation orally or in writing to pay any and all cash dividends to the holders of the Trust Certificates representing the Subject Shares on which such dividends are paid.  The Corporation is hereby authorized to rely on any such direction which it receives from the Trustee until such direction is revoked in writing by the Trustee.

Securities Offering

.  In the event that any stock or other securities are offered for sale to the Voting Trust as the holder of the Subject Shares, the Trustee shall give written notice to the holders of Trust Certificates of such offer not more than ten (10) days after the Trustee are notified of such offer or such fewer number of days (but in no event less than two (2)) after the Trustee is notified of such offer as is reasonably necessary in order to permit the holders of Trust Certificates to accept such offer in the event that acceptance thereof must be made by a time sooner than the tenth (10th) day after the Trustee is notified of such offer.  If any holder of a Trust Certificate notifies the Trustee of his, her or its desire to accept such offer and tenders the purchase price for such stock or securities to the Trustee, the Trustee shall accept the offer to the extent of the amount tendered.  Upon receipt of the certificates or other documents evidencing such stock or securities, the Trustee shall distribute such certificates or documents to such Trust Certificate holder, endorsed in blank, unless such stock or securities are Voting Stock, in which event the Trustee shall retain such certificates or other documents and issue to such Trust Certificate holder one or more Trust Certificates evidencing ownership of such stock or securities.

Article VII Transfer of Beneficial Interests; Withdrawals
Right of Certificate Holders to Transfer Beneficial Interest

.

(a) The Trust Certificates held by the Transferor may be sold, transferred, pledged or otherwise encumbered in his sole discretion, during his lifetime or upon his death.

(b) Any or all of the Trust Certificates held by anyone other than the Transferor may be transferred to one or more “Permitted Transferees” as defined in the Articles.  Upon completion of a transfer to a Permitted Transferee as described herein, the Permitted Transferee shall become a Trust Certificate holder for all purposes of this Agreement.

(c) Except as provided in Section 7.1(a) and 7.1(b), the Trust Certificates may only be sold, transferred, pledged or otherwise encumbered with the approval of the Trustee, which approval shall be within his, her or its sole discretion.

(d) Any transfers of Trust Certificates that are not made in compliance with Sections 7.1(a), 7.1(b) or 7.1(c) or that would result in a Transfer (as defined in the Articles) that is not a Permitted Transfer (as defined in the Articles) shall result in a distribution of Voting Stock in the manner contemplated by Section 7.4(c).

(e) Before any sale, transfer, pledge or encumbrance of a Trust Certificate may be made, the transferee shall agree in a writing that such Trust Certificates shall be held subject to all of the terms and conditions in this Agreement and that the transferee shall be bound by this Agreement.  Neither the failure of any transferee of a Trust Certificate to execute the written agreement required under the foregoing provision with respect to any sale, transfer, pledge or encumbrance of a Trust Certificate to the transferee, nor the failure of any party hereto to require that the transferee execute such written agreement, shall release such transferee of the beneficial interest in the Voting Trust evidenced by such Trust Certificate from this Agreement or waive such condition with respect to such transfer or otherwise impair the rights of any party hereto with respect to such transferee or such beneficial interest.  The Transferor and each subsequent holder of a Trust Certificate hereby acknowledges and agrees that the Trustee shall place the following legend upon the Trust Certificates from time to time issued pursuant to this Agreement:

The shares of Duluth Holdings Inc. represented by this Trust Certificate are subject to the provisions of a Voting Trust Agreement dated as of November 1, 2021, and as from time to time may be amended, and this Trust Certificate may not be sold or otherwise transferred except in compliance with such agreement.  A copy of such agreement is on file in the office of the Secretary of Duluth Holdings Inc. and with the Trustee.

Manner of Transferring Trust Certificates

.  Trust Certificates shall be transferrable only upon the registration of any such transfer on the books of the Trustee upon the surrender of the Trust Certificates (to the extent they are in certificated form) to be transferred, properly endorsed and accompanied by such stock powers or other instruments in such form and with such endorsements and signatures as the Trustee may reasonably request.  Except as provided in Section 7.4, upon the surrender of any Trust Certificate for transfer (to the extent it is in certificated form), the Trustee shall cancel such Trust Certificate and issue to the transferee one or more new Trust Certificates in the same form and representing the same aggregate number of shares of beneficial interest in the Voting Trust as the Trust Certificate presented for cancellation.

Mutilated or Lost Trust Certificates

.  In case any Trust Certificate should be mutilated or be destroyed, lost or stolen, the Trustee may, upon request of the registered holder thereof, issue and deliver to such holder in exchange for and upon cancellation of such mutilated Trust Certificate or in substitution of such destroyed, lost or stolen Trust Certificate a new Trust Certificate in the same form and representing the same aggregate number of shares of beneficial interest in the Voting Trust as the mutilated, destroyed, lost or stolen Trust Certificate.  The applicant for any such new or substituted Trust Certificate shall furnish proof, reasonably satisfactory to the Trustee, of such destruction, loss or theft and, upon request of the Trustee, shall furnish indemnity reasonably satisfactory to the Trustee and shall take such other actions to assure the Voting Trust and the holders of Trust Certificate against loss as the Trustee may reasonably request.

7.4 Distribution of Voting Stock.

(a) Certificates or stock powers endorsed in blank representing that number of shares of Voting Stock equal to the number of Transferor’s shares of beneficial interest in the Voting Trust surrendered to the Trustee shall be distributed in the Transferor’s sole discretion, during his lifetime or upon his death.

(b) Except as provided in Section 7.4(a), certificates or stock powers endorsed in blank representing that number of shares of Voting Stock equal to the number of shares of beneficial interest in the Voting Trust so surrendered to the Trustee may be distributed to a holder of a Trust Certificate with the approval of the Trustee, which approval shall be within his, her or its sole discretion;  provided that if the holder of a Trust Certificate is a Permitted Trust (as defined in the Articles) for the benefit of any entity that is described in Sections 501(c)(3), 170(b)(1)(A), 170(c), 2055(a) or 2522(a) of the United States Internal Revenue Code of 1986, as amended (or any successor provision thereto) (such trust, a “Charitable Entity”), such holder shall have the right to withdraw certificates or stock powers endorsed in blank representing that number of shares of Voting Stock equal to the number of shares of beneficial interest in the Voting Trust so surrendered to the Trustee that the Trustee determines are reasonably necessary, after taking into account the other assets of the Charitable Entity, excess qualifying distributions from prior tax years and set-asides for major projects, as certified to the Trustee by the Charitable Entity,  to fund any obligations under Section 4942 of the Internal Revenue Code of 1986, as amended, or any successor provision; provided further, that any such shares of Voting Stock so withdrawn shall not be delivered to the Charitable Entity, but rather the Trustee shall give irrevocable notice of conversion to the Corporation pursuant to Section A(3)(a) of Article IV of the Corporation’s Amended and Restated Articles of Incorporation to convert shares of Voting Stock represented by such Trust Certificates to Class B Common Stock of the Corporation and cause such shares of Class B Common Stock received upon conversion thereof to be distributed from the Voting Trust and delivered to the Charitable Entity.

(c) In the event of any transfer of a Trust Certificate that is not made in compliance with Sections 7.1(a), 7.1(b) or 7.1(c) or that would result in a Transfer (as defined in the Articles) that is not a Permitted Transfer (as defined in the Articles), or any interests therein, the shares of Voting Stock represented by such Trust Certificates, or interests therein, shall be distributed to the transferee, subject to the conditions set forth below. Any transfer of Trust Certificates as contemplated by this Section 7.4(c) shall not be effective until proper notice has been given by the transferring holder to the Trustee of the Voting Trust in accordance with Section 11.1, below, or upon a determination by the Trustee that such a transfer has occurred. Following receipt of such notice or upon such determination, upon surrender of the Trust Certificates (to the extent they are in certificated form) so transferred to the Trustee or the cancellation of such Trust Certificates upon the books and records of the Trustee, the Trustee shall give irrevocable notice of conversion to the Corporation pursuant to Section A(3)(a) of Article IV of the Corporation’s Amended and Restated Articles of Incorporation to convert shares of Voting Stock represented by such Trust Certificates to Class B Common Stock of the Corporation and cause such shares of Class B Common Stock received upon conversion thereof to be distributed from the Voting Trust and delivered to the transferee. Until such Trust Certificates are surrendered (to the extent they are in certificated form) or canceled, the transferor shall be treated as the holder of the Trust Certificates for all purposes hereunder, and with respect to the transferee, such transferee shall not be deemed a holder of Trust Certificates.

(d) Following each such transfer or withdrawal, the Trustee shall issue a replacement Trust Certificate to such holder making such transfer or withdrawal representing such holder’s beneficial interest in the reduced number of shares of Voting Stock, if any.

7.5 Compliance with Securities Laws.   Any transfer, sale, pledge or encumbrance of any Trust Certificate shall comply with all applicable federal and state securities laws and regulations.  The Trustee shall have the right to delay any such transfer, sale, pledge or encumbrance until (i) the completion of such registration or qualification of such Trust Certificates under any federal or state law, ruling or regulation as the Trustee shall determine to be necessary or advisable, and (ii) receipt from the holder of such Trust Certificate of such documents and information as the Trustee may deem necessary or appropriate in connection with such registration or qualification.

Article VIII Termination of Trust
Term

.  The Voting Trust created hereby commenced as of November 1, 2021 and shall continue in effect until the first occurrence of any of the following events, whereupon the Voting Trust and this Agreement automatically shall terminate:

(a) A determination by the Transferor during his lifetime while he is legally competent to terminate the Voting Trust;
(b) A determination by the Trustee to terminate the Trust;

(c) the sale, lease, exchange, encumbrance or other disposition (other than licenses that do not constitute an effective disposition of all or substantially all of the assets of the Corporation and its subsidiaries taken as a whole, and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the Corporation’s assets;

(d) the merger or consolidation of the Corporation with or into any other entity, other than a merger or consolidation that would result in the Class A Common Stock of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its sole parent entity) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its sole parent entity outstanding immediately after such merger or consolidation; or

(e) the date on which the number of shares of Voting Stock held in the Voting Trust represent less than 25 percent (25%) of the aggregate voting power of the outstanding Class A Common Stock and Class B Common Stock of the Corporation.

Procedure Upon Termination

.  Upon termination of the Voting Trust, the Trustee shall distribute to the holders of the Trust Certificates, upon surrender of the same to the Trustee (to the extent they are in certificated form), certificates or stock powers endorsed in blank representing that number of shares of Voting Stock equal to the number of shares of beneficial interest in the Voting Trust so surrendered to the Trustee, or in the case of dissolution or liquidation, a pro rata share of the money or other property received by the Trustee in such liquidation or dissolution, based on the number of shares of beneficial interest in the Voting Trust so surrendered to the Trustee and the aggregate number of shares of beneficial interest in the Voting Trust.  If at the time of such termination no Trustee is serving hereunder, the then President of the law firm of Godfrey & Kahn, S.C., Milwaukee, Wisconsin, or its successor, may appoint a person to perform the duties of the Trustee under this Section 8.2 as successor trustee for such purpose only.

Article IX Additional Parties

Any person who is now or hereafter becomes a holder of Voting Stock shall, with the approval of the Trustee, become a party to and be subject to this Agreement.  Any person whom the Trustee approves as an additional party to this Agreement shall execute an appropriate written agreement acceptable to the Trustee pursuant to which such person shall agree to assume and be bound by the provisions of this Agreement and shall deposit his, her or its Voting Stock with the Trustee as provided in Section 2.1, above.

Article X Certain Definitions
Voting Stock

.  For purposes hereof, “Voting Stock” shall mean, and this Agreement shall apply to, any shares of the Class A Common Stock of the Corporation now owned or hereafter acquired by the Transferor or any holder of a Trust Certificate and any shares of “voting stock” of the Corporation or any other corporation which may from time to time be issued or distributed with respect to any shares of Voting Stock subject to the Voting Trust, including, without limitation, any shares issued or distributed as a stock dividend or as a result of a split up or spin off or in connection with any reorganization, recapitalization, merger, consolidation, share exchange, asset sale, rights offering or other transaction to which the Corporation or any other corporation is a party.  For purposes of the foregoing provision, “voting stock” shall mean any security of the Corporation or any other corporation having the right, either currently or upon the occurrence of any contingency, to vote for the election of one or more members of the Board of Directors of the Corporation or such other corporation or any security convertible into securities having any such voting rights.  Notwithstanding the foregoing, in no event shall the term “Voting Stock” include Class B Common Stock of the Corporation.  Except as provided in Sections 7.4(b) and Section 7.4(c), in the event any Class B Common Stock is issued to the Voting Trust, the Trustee shall distribute such Class B Common

Stock to the holders of the Trust Certificates in proportion to the ownership of shares of beneficial interest in the Voting Trust represented thereby.

Subject Shares

.  For purposes hereof, “Subject Shares” shall mean the shares of Voting Stock received by the Trustee from the Transferor or a holder of a Trust Certificate under Section 2.1, above, or shares of Voting Stock issued or distributed with respect to any shares of Voting Stock subject to the Voting Trust.

Requisite Vote

.  For purposes hereof, “Requisite Vote” as of any given date shall mean the affirmative vote of the holders of Trust Certificates then holding more than fifty percent (50%) of the shares of beneficial interest in the Voting Trust as reflected on the books and records of account maintained by the Trustee hereunder.

10.4 Incapacity; Incapacitated.  For purposes hereof, “Incapacity” or “Incapacitated” shall mean an individual Trustee appointed to act hereunder is under legal disability or, by reason of illness or mental or physical disability, is in the opinion of the Trustee’s regular or attending physician (as evidenced by a writing filed with the Trust records) unable to fulfill his or her duties as Trustee.

Article XI Miscellaneous Provisions
Notices

.  All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed sufficiently given and received in all respects (a) when hand delivered, (b) when deposited in the United States mail, certified mail, return receipt requested, or (c) delivered via overnight courier service to the Trustee, any Transferor or Trust Certificate holder at such party’s address from time to time appearing in the records of the Trustee or to any party at such other address as such party may designate for such purpose by notice duly given hereunder to all other parties hereto.

Deposit of Agreement

.  Pursuant to §180.0730, or any appropriate successor thereto, of the Wisconsin Statutes, the Trustee shall deposit with the Secretary of the Corporation at the principal office of the Corporation a copy of this Agreement and all amendments, if any, hereto, and all copies of this Agreement executed by new parties to the Agreement, as well as a list of the names and addresses of all persons who are owners of shares of beneficial interest in the Voting Trust and the number and class of shares each such owner has transferred to the Voting Trust and the dates when Trust Certificates were issued to such owners.

11.3 Certain Transfers.  Notwithstanding anything in this Agreement to the contrary, no action shall be taken hereunder that will result in a Transfer (as defined in the Articles) of Voting Stock or a Trust Certificate or any interest therein that will result in the Voting Trust not being a Permitted Trust (as defined in the Articles), and any such action shall be void and given no effect.

Binding Effect

.  This Agreement shall be binding upon and inure to the benefit of the Transferor and the Trustee and their respective personal representatives, heirs, successors and assigns.

Amendment

.  This Agreement may be amended from time to time by the Trustee; provided,  however, that no Trust Certificate holder shall, without his, her or its consent, be bound by any amendment which has the effect of diminishing or impairing the distributions of cash or other property to which such holder is entitled pursuant to the provisions hereof.

Applicable Law

.  This Agreement and the rights of the Trust Certificate holders hereunder shall be governed, construed and interpreted in accordance with the internal laws of Wisconsin without regard to principles of conflicts of law.

Captions, Use of Certain Terms

.  The captions in this Agreement are inserted only as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement.  All defined phrases, pronouns and other variances thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the actual identity of the entity(ies) or person(s) referred to may require and the term the “Corporation” shall be deemed to refer to each other corporation whose shares constitute Subject Shares as may be appropriate.

Counterparts

.  This Agreement may be executed in one or more counterparts and all such executed counterparts shall constitute one agreement binding upon all parties hereto even though all parties are not signatory to the original or the same counterpart.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day, month and year first above written.

TRANSFEROR:

/s/ Stephen L. Schlecht

Stephen L. Schlecht

TRUSTEE:

/s/ Stephen L. Schlecht

Stephen L. Schlecht

Exhibit 2.2

(Form of Trust Certificate)

No. _________________ Shares of Beneficial Interest

DULUTH HOLDINGS INC.
Mt. Horeb, Wisconsin
TRUST CERTIFICATE

_____________________________ (or his predecessor in interest) has deposited with the undersigned Voting Trustee ______________shares of Class A Common Stock of Duluth Holdings Inc.

Such stock was deposited and this Trust Certificate is issued under and pursuant to the terms of a certain Voting Trust Agreement relating to such stock, made and entered into as of November 1, 2021, as from time to time may be amended, and now on file at the principal office of Duluth Holdings Inc. in the State of Wisconsin and with the Voting Trustee.  Each successive holder of this Trust Certificate is entitled to the rights, benefits and privileges afforded to such holder under, and this Trust Certificate is subject to, the terms, provisions and conditions of the above mentioned Voting Trust Agreement.

This Trust Certificate is not negotiable and it is transferable only on the books of the Voting Trustee.  The Voting Trustee named in such Voting Trust Agreement at all times and for all purposes and irrespective of notice to the contrary may regard the registered holder of this Trust Certificate, as the name of such registered holder appears on the books of the Voting Trustee, as the sole owner of all rights hereunder.

IN WITNESS WHEREOF, the Voting Trustee has signed this Trust Certificate this ____ day of ___________________, _________.

Voting Trustee

SEE REVERSE SIDE FOR
TRANSFER RESTRICTIONS

THE SHARES OF BENEFICIAL INTEREST REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  NO TRANSFER OR OTHER DISPOSITION OF SUCH SHARES BENEFICIAL INTEREST MAY BE MADE EXCEPT UNDER AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND UNDER ANY APPLICABLE STATE SECURITIES LAWS.  REFERENCE IS ALSO MADE TO THE DULUTH HOLDINGS INC. VOTING TRUST AGREEMENT TO WHICH THE HOLDER HEREOF SHOULD REFER FOR ADDITIONAL RESTRICTIONS ON THE DISPOSITION OF THE SHARES OF BENEFICIAL INTEREST REPRESENTED HEREBY.  A COPY OF SUCH AGREEMENT AND ALL AMENDMENTS, IF ANY, THERETO ARE ON FILE IN THE OFFICE OF THE SECRETARY OF DULUTH HOLDINGS INC.